Quarterly Servicer's Certificate

California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1
$2,901,000,000 Rate Reduction Certificates, Series 1997-1

Pursuant to Section 4.01(d)(ii) of the Transition Property Servicing Agreement dated as of December 8, 1997 (the "Transition Property Servicing Agreement") between Pacific Gas and Electric Company, as Servicer and PG&E Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in the Quarterly Servicer's Certificate (the "Quarterly Certificate") have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.

3rd QUARTER 2006
Collection Periods: June 2006, July 2006, August 2006
Distribution Date: September 25, 2006
1.	Collections Allocable and Aggregate Amounts Available for the Current Distribution Date:
	i.	Remittances for the June '06 Collection Period				$25,178,060.00
	ii.	Remittances for the July '06 Collection Period				$27,535,885.00
	iii.	Remittances for the August '06 Collection Period				$30,682,715.00
		iv. (a)	Net earnings of General Sub-account			$681,559.90
		iv. (b)	Net earnings of Capital Sub-account			$185,825.72
		iv. (c)	Net earnings of Overcollateralization Sub-account			$157,748.84
		iv. (d)	Net earnings of ReserveSub-account			$534,560.54
	iv.	Net Earnings on Collection Account				$1,559,695.00
	v.	General Sub-Account Balance				$84,956,355.00
	vi.	Reserve Sub-Account Balance				$40,901,490.58
	vii.	Overcollateralization Sub-Account Balance				$12,329,250.00
	viii.	Capital Sub-Account Balance (less $100K)				$14,405,000.00
	ix.	Collection Account Balance				$152,592,095.58
2.	Outstanding Principal Balance and Collection Account Balance as of Prior Distribution Date:
	i.	Class A-1 Principal Balance				$0.00
	ii.	Class A-2 Principal Balance				$0.00
	iii.	Class A-3 Principal Balance				$0.00
	iv.	Class A-4 Principal Balance				$0.00
	v.	Class A-5 Principal Balance				$0.00
	vi.	Class A-6 Principal Balance				$0.00
	vii.	Class A-7 Principal Balance				$38,832,115.00
	viii.	Class A-8 Principal Balance				$400,000,000.00
	ix.	Rate Reduction Certificate Principal Balance				$438,832,115.00
	x.	Reserve Sub-Account Balance				$40,901,490.58
	xi.	Overcollateralization Sub-Account Balance				$12,329,250.00
	xii.	Capital Sub-Account Balance				$14,405,000.00
3.	Required Funding/Payments as of Current Distribution Date:
	i.	Projected Class A-1 Certificate Balance				$0.00
	ii.	Projected Class A-2 Certificate Balance				$0.00
	iii.	Projected Class A-3 Certificate Balance				$0.00
	iv.	Projected Class A-4 Certificate Balance				$0.00
	v.	Projected Class A-5 Certificate Balance				$0.00
	vi.	Projected Class A-6 Certificate Balance				$0.00
	vii.	Projected Class A-7 Certificate Balance				$0.00
	viii.	Projected Class A-8 Certificate Balance				$366,190,629.00
	ix.	Projected Class A Certificate Balance				$366,190,629.00
	x.	Required Class A-1 Coupon				$0.00
	xi.	Required Class A-2 Coupon				$0.00
	xii.	Required Class A-3 Coupon				$0.00
	xiii.	Required Class A-4 Coupon				$0.00
	xiv.	Required Class A-5 Coupon				$0.00
	xv.	Required Class A-6 Coupon				$0.00
	xvi.	Required Class A-7 Coupon				$623,255.45
	xvii.	Required Class A-8 Coupon				$6,480,000.00
	xviii.	Required Overcollateralization Funding				$362,625.00
	xix.	Required Capital Sub-Account Funding				$0.00
4.	Allocation of Remittances as of Current Distribution Date Pursuant to 8.02(d) of Indenture:
	i.	Note, Delaware and Certificate Trustee Fees				$1,083.33
	ii.	Quarterly Servicing Fee				$274,270.07
	iii.	Quarterly Administration Fee				$25,000.00
	iv.	Operating Expenses (subject to $100,000 annual cap)				$11,797.41
	v.	Quarterly Interest				$7,103,255.45
		1.	Class A-1 Certificate Coupon Payment			$0.00
		2.	Class A-2 Certificate Coupon Payment			$0.00
		3.	Class A-3 Certificate Coupon Payment			$0.00
		4.	Class A-4 Certificate Coupon Payment			$0.00
		5.	Class A-5 Certificate Coupon Payment			$0.00
		6.	Class A-6 Certificate Coupon Payment			$0.00
		7.	Class A-7 Certificate Coupon Payment			$623,255.45
		8.	Class A-8 Certificate Coupon Payment			$6,480,000.00
	vi.	Principal Due and Payable				$0.00
	vii.	Quarterly Principal				$72,641,486.00
		1.	Class A-1 Certificate Principal Payment			$0.00
		2.	Class A-2 Certificate Principal Payment			$0.00
		3.	Class A-3 Certificate Principal Payment			$0.00
		4.	Class A-4 Certificate Principal Payment			$0.00
		5.	Class A-5 Certificate Principal Payment			$0.00
		6.	Class A-6 Certificate Principal Payment			$0.00
		7.	Class A-7 Certificate Principal Payment			$38,832,115.00
		8.	Class A-8 Certificate Principal Payment			$33,809,371.00
	viii.	Operating Expenses (in excess of $100,000)				$0.00
	ix.	Funding of Overcollateralization Sub-Account (to required level)				$362,625.00
	x.	Funding of Capital Sub-Account (to required level)				$0.00
	xi.	Net Earnings Released to Note Issuer				$1,559,695.00
	xii.	Released to Note Issuer upon Series Retirement: Overcollateralization Sub-Account				$0.00
	xiii.	Released to Note Issuer upon Series Retirement: Capital Sub-Account				$0.00
	xiv.	Deposits to Reserve Sub-Account				$2,977,142.74
	xv.	Released to Note Issuer upon Series Retirement: Collection Account				$0.00
5.	Outstanding Principal Balance and Collection Account Balance as of current distribution date:
	(after giving effect to payments to be made on such distribution date):
	i.	Class A-1 Principal Balance				$0.00
	ii.	Class A-2 Principal Balance				$0.00
	iii.	Class A-3 Principal Balance				$0.00
	iv.	Class A-4 Principal Balance				$0.00
	v.	Class A-5 Principal Balance				$0.00
	vi.	Class A-6 Principal Balance				$0.00
	vii.	Class A-7 Principal Balance				$0.00
	viii.	Class A-8 Principal Balance				$366,190,629.00
	ix.	Rate Reduction Certificate Principal Balance				$366,190,629.00
	x.	Reserve Sub-Account Balance				$43,878,633.32
	xi.	Overcollateralization Sub-Account Balance				$12,691,875.00
	xii.	Capital Sub-Account Balance				$14,405,000.00
6.	Sub-Account Draws as of Current Distribution Date (if applicable, pursuant to Section 8.02(e) of Indenture):
	i.	Reserve Sub-Account				$0.00
	ii.	Overcollateralization Sub-Account				$0.00
	iii.	Capital Sub-Account				$0.00
	iv.	Total Draws				$0.00
7.	Shortfalls In Interest and Principal Payments as of Current Distribution Date:
	i.	Quarterly Interest				$0.00
		1.	Class A-1 Certificate Coupon Payment			$0.00
		2.	Class A-2 Certificate Coupon Payment			$0.00
		3.	Class A-3 Certificate Coupon Payment			$0.00
		4.	Class A-4 Certificate Coupon Payment			$0.00
		5.	Class A-5 Certificate Coupon Payment			$0.00
		6.	Class A-6 Certificate Coupon Payment			$0.00
		7.	Class A-7 Certificate Coupon Payment			$0.00
		8.	Class A-8 Certificate Coupon Payment			$0.00
	ii.	Quarterly Principal				$0.00
		1.	Class A-1 Certificate Principal Payment			$0.00
		2.	Class A-2 Certificate Principal Payment			$0.00
		3.	Class A-3 Certificate Principal Payment			$0.00
		4.	Class A-4 Certificate Principal Payment			$0.00
		5.	Class A-5 Certificate Principal Payment			$0.00
		6.	Class A-6 Certificate Principal Payment			$0.00
		7.	Class A-7 Certificate Principal Payment			$0.00
		8.	Class A-8 Certificate Principal Payment			$0.00
8.	Shortfalls in Required Sub-Account Levels as of Current Distribution Date:
	i.	Overcollateralization Sub-Account				$0.00
	ii.	Capital Sub-Account				$0.00
9	Distributions of Principal per $1,000 of Original Principal Amount as of Current Distribution Date:
						Principal Payment
						per $1,000 of
			Original Principal	Outstanding Balance	Principal Payment	Orig. Principal Amt.
			[A]	[B]	[C]	[C/A x 1,000]
	i.	Class A-1	$0.00	$0.00	$0.00	$0.000000
	ii.	Class A-2	$0.00	$0.00	$0.00	$0.000000
	iii.	Class A-3	$0.00	$0.00	$0.00	$0.000000
	iv.	Class A-4	$0.00	$0.00	$0.00	$0.000000
	v.	Class A-5	$0.00	$0.00	$0.00	$0.000000
	vi.	Class A-6	$0.00	$0.00	$0.00	$0.000000
	vii.	Class A-7	$866,000,000.00	$38,832,115.00	$38,832,115.00	$44.840779
	viii.	Class A-8	$400,000,000.00	$400,000,000.00	$33,809,371.00	$84.523428
			$1,266,000,000.00	$438,832,115.00	$72,641,486.00
10.	Distributions of Interest per $1,000 of Original Principal Amount as of Current Distribution date:
						Interest Payment
						per $1,000 of
			Original Principal	Outstanding Balance	Interest Payment	Orig. Principal Amt.
			[A]	[B]	[C]	[C/A x 1,000]
	i.	Class A-1	$0.00	$0.00	$0.00	$0.000000
	ii.	Class A-2	$0.00	$0.00	$0.00	$0.000000
	iii.	Class A-3	$0.00	$0.00	$0.00	$0.000000
	iv.	Class A-4	$0.00	$0.00	$0.00	$0.000000
	v.	Class A-5	$0.00	$0.00	$0.00	$0.000000
	vi.	Class A-6	$0.00	$0.00	$0.00	$0.000000
	vii.	Class A-7	$866,000,000.00	$38,832,115.00	$623,255.45	$0.719695
	viii.	Class A-8	$400,000,000.00	$400,000,000.00	$6,480,000.00	$16.200000
			$1,266,000,000.00	$438,832,115.00	$7,103,255.45
IN WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's Certificate this 20th day of September 2006 .

PACIFIC GAS AND ELECTRIC COMPANY, as Servicer

by: /s/ Nicholas M. Bijur
Nicholas M. Bijur
Assistant Treasurer